Exhibit 3.51

COMPANIES ACTS, 1963 to 2009

COMPANY LIMITED BY SHARES

MEMORANDUM

and

ARTICLES OF ASSOCIATION

of

THE NIELSEN COMPANY FINANCE (IRELAND) LIMITED

(as amended by special resolution dated 13 December 2010)

Incorporated 19 March 2010

We hereby certify that the within is a true copy of the original.

Goodbody Secretarial Limited

Date: 23 DECEMBER 2010

A & L Goodbody

Solicitors

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COMPANIES ACTS, 1963 to 2009

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

THE NIELSEN COMPANY FINANCE (IRELAND) LIMITED

1.	The name of the company is THE NIELSEN COMPANY FINANCE (IRELAND) LIMITED

2.	The objects for which the company is established are:

2.1.	To carry on the business of financing and re-financing whether asset based or not (including, without limitation, financing and re-financing of financial assets), including managing financial assets with or without security in whatever currency including, without limitation, financing or re-financing by way of loan, acceptance credits, commercial paper, euro medium term bonds, euro bonds, asset-backed securities, securitisation, synthetic securitisation, collateralised debt obligations, bank placements, leasing, hire purchase, credit sale, conditional sale, factoring, forfeiting, invoice discounting, note issue facilities, project financing, bond issuances, participation and syndications, assignment, novation, factoring, discounting, securitisation, synthetic securitisation, collateralised debt obligations, participation, sub-participation, derivative contracts, securities/stock lending contracts, repurchase agreements or other appropriate methods of finance and to discount, mortgage receivables, loan receivables, and lease rentals for persons wherever situated in any currency whatsoever, and to acquire or enter into by purchase, lease, hire or otherwise and to sell on hire or otherwise deal in financial assets or instruments (including, without limitation, loans, participations, debentures, debenture stock, bonds, shares, securities, notes, euro bonds, swaps and hedges (including, without limitation, credit default, interest rate and currency swaps and hedges of any kind whatsoever)), and to do all of the foregoing as principal, agent or broker.

2.2.	To appoint and act through any agents, administrators, contractors or delegates in any part of the world in connection with the undertaking and business of the company (including, without limitation, in connection with the acquisition, novation, investment in, entering into, assignment, disposal, sale, participation, monitoring, servicing, administration, processing and enforcement of the financial assets or instruments and/or any related security referred to in sub-paragraph 2.1 above) on such terms and subject to such conditions as the Directors of the company think fit.

2.3.	To carry on a treasury business including the procurement of short, medium or long term finance or finance of unlimited duration, the investment in property of whatever nature including real and personal property, and wherever situated and the provision of financial and investment services and facilities, financial and investment management, advice, assistance, information and agency services in any currency whatsoever and to carry out financing and lending of every description to such persons or companies upon such terms as may seem expedient.

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2.4.	To purchase, acquire by any means, hold and create, enter into any arrangement relating to, deal and participate in, underwrite and sell or dispose of by any means, securities, financial and swap instruments and rights of all kinds including without limitation foreign currencies, shares, stocks, gilts, equities, debentures, debenture stock, bonds, notes, commercial paper, risk management instruments, money market deposits, money market instruments, investment instruments, swaps, credit default swaps or hedges, interest rate hedges, foreign currency hedges, floors, collars, options and such other financial and swap instruments and rights and securities as are similar to, or are derivatives of, any of the foregoing.

2.5.	To raise or borrow money on such terms and in such manner as the Directors of the Company think fit including, without limitation, by the creation and issue of listed or unlisted notes, bonds, euro bonds, debentures, debt instruments, shares or other securities whether or not the repayment of which or the payment of interests or dividends thereon is referenced or linked to a portfolio of assets, property or revenues whether or not the company has a legal or beneficial interest therein or not, secured upon all or any undertaking, assets, property or revenues of the company of whatever kind both present and future (including, without limitation all or any of the financial assets or instruments and/or any related security referred to in sub-paragraph 2.1 above), and to secure on such terms and in such manner as the Directors of the Company think fit, any indebtedness or obligation of the Company, by mortgage, charge, pledge, assignment trust or any other means involving the creation of security over all or any part of the undertaking, assets, property and revenues of the Company of whatever kind both present and future (including, without limitation, all or any of the financial assets or instruments and/or any related security referred to in sub-paragraph 2.1 above).

2.6.	As an object of the Company and as a pursuit in itself or otherwise, and whether for the purpose of making a profit or avoiding a loss or for any other purpose whatsoever, to engage in currency and interest rate transactions, credit default swaps, hedges or other transactions and any other financial or other transactions of whatever nature, including any transaction for the purpose of, or capable of being for the purposes of, avoiding, reducing, minimising, hedging against or otherwise managing the risk of any loss, cost, expense or liability arising, or which may arise, directly or indirectly, from a change or changes in any interest rate or currency exchange rate or in the price or value of any property, asset, commodity, index or liability or the credit standing or any person or entity or from any other risk or factor affecting the Company’s undertaking and business, including but not limited to dealings, whether involving purchases, sales or otherwise in any credit-default contracts, currency, spot and forward exchange rate contracts, forward rate agreements caps, floors and collars, futures, options, swaps, and any other credit default currency interest rate and other hedging arrangements and such other instruments as are similar to, or derivatives of any of the foregoing.

2.7.	To deposit money, securities and/or property to or with such persons, and on such terms as may seem expedient and to discount, buy and sell bills, notes, warrants, coupons and other negotiable or transferable instruments, debt securities or documents of whatsoever nature.

2.8.	To carry on any other business, except the carrying on of insurance business, which may seem to the company capable of being conveniently carried on in connection with the above, or calculated directly or indirectly to enhance the value of or render profitable any of the company’s property or rights.

2.9.	To invest any monies of the company in such investments and in such manner as may from time to time be determined, and to hold, sell or deal with such

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investments and generally to purchase, take on or, in exchange or otherwise, acquire any personal property and rights or privileges.

2.10.	To purchase or otherwise acquire and hold debt or equity securities of any other company having objects altogether or in part similar to those of this company or carrying on any business capable of being carried on so as, directly or indirectly, to benefit this company.

2.11.	To employ the funds of the company in the development of the business of the company.

2.12.	To lend money to such persons or companies either with or without security and upon such terms as may seem expedient.

2.13.	To borrow or otherwise raise money and to enter into letters of credit and loan agreements and to enter into or issue interest and currency hedging agreements, credit default or total return swap agreements, forward rate agreements, interest and currency futures or options and other forms of financial instruments, and to purchase, redeem or pay off any of the foregoing and to make or procure the making of all payments thereunder.

2.14.	To secure the payment of money or other performance of financial obligations in such manner as the company shall think fit by charging upon or assigning all or any of the company’s property, present or future, including its uncalled capital.

2.15.	To sell, improve, manage, exchange, mortgage, charge, assign, dispose of, turn to account or otherwise deal with all or any part of the property, undertaking, rights or assets of the company and for such consideration as the company might think fit. Generally to purchase, take on or in exchange or otherwise acquire any personal property and rights or privileges.

2.16.	To provide services of any kind including the carrying on of advisory business of any kind.

2.17.	To grant indemnities in respect of, support or secure, whether by personal covenant or by mortgaging, assigning or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the company, or by both such methods, the performance of any contracts entered into by the company or obligations of the company, the repayment or payment of the principal amounts of, and premiums or interest on, any funding raised by it on its own behalf and dividends paid on its issued share capital.

2.18.	To amalgamate with any other company.

2.19.	Subject to and in accordance with due compliance with the provisions of section 60 of the Companies Act, 1963 (if and so far as such provisions shall be applicable), to give, any form of financial assistance which is permitted by the Acts for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company or in the Company’s holding Company.

2.20.	To guarantee and otherwise support the payment of any debts or the performance of any contract or obligation of any person, body of persons, body corporate or undertaking with or without consideration and to give indemnities of all kinds and to secure any such guarantee support and indemnity in any manner including, without limitation, by the creation of charges or mortgages (whether legal or equitable) or floating charges or the issue of debentures or charges upon all or any of the property and rights of the Company both present and future, including its goodwill and uncalled capital.

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2.21.	To give remuneration or other compensation or reward for services rendered or to be rendered in placing or procuring subscriptions of, or otherwise assisting in the issue of any securities of the Company or in or about the formation of the Company or the conduct or course of its business and undertaking.

2.22.	To cease carrying on or wind up any business or activity of the Company and to cancel any registration of and to wind up or procure the dissolution of the Company in any state or territory.

2.23.	To apply for, purchase or otherwise acquire any licences, trade marks, technology and know-how and the like conferring any exclusive or nonexclusive or limited right to use or any secret or other information as to any invention or technology which may seem capable of being used, for any of the purposes of the company or the acquisition of which may seem calculated directly or indirectly to benefit the company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property rights or information so acquired.

2.24.	To enter into any arrangement for sharing profits or otherwise with any person or company or engage in any business or transaction capable of being conducted so as directly or indirectly to benefit the company.

2.25.	To remunerate any person or company or partnership for services rendered or to be rendered by any such person, company or partnership.

2.26.	To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, warrants, debentures, letters of credit and other negotiable or transferable instruments.

2.27.	To undertake and execute any trusts the undertaking whereof may seem desirable.

2.28.	To procure the company to be registered in Ireland or recognised in any other country or place where so required pursuant to any of the arrangements entered into by the company.

2.29.	To do all or any of the above things in any part of the world as principal and by or through trustees, agents or otherwise and either alone or in conjunction with others.

2.30.	To distribute any of the property of the company in specie among the members.

2.31.	To do all such other things as the company may think incidental or conducive to the attainment of the above objects or any of them.

2.32.	To open, maintain, operate and close one or more accounts with banks and financial institutions.

2.33.	To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the company or which the company shall consider to be preliminary thereto.

2.34.	To pay all costs, charges and expenses incurred or sustained by or on behalf of the company under or pursuant to the execution and/or compliance with any of its objects.

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2.35.	To enter into and execute (whether as a deed or otherwise) any document (of whatever description) in connection with or in pursuance of the above objects or any of them.

NOTE A: The objects specified in each paragraph of this clause shall, except where otherwise expressed in such paragraph, be in no way limited or restricted by reference to, or inference from, the terms of any other paragraph.

NOTE B: It is hereby declared that the word “company” in this clause (except where it refers to this company) will be deemed to include any partnership or other body of persons, whether or not incorporated and whether formed in Ireland or elsewhere.

3.	The liability of the members is limited.

4.	The share capital of the Company is US$ 100,000,000,000 divided into 100,000,000,000 shares of US$ 1.00 each.

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The person / entity whose name and address is subscribed, wishes to be formed into a company in pursuance of this memorandum of association, and agrees to take the number of shares in the capital of the company set opposite his/its name.

Name, Address and Description of Subscriber	Number of shares taken by each Subscriber

Goodbody Subscriber One Limited 25-28 North Wall Quay IFSC Dublin 1	Two

Limited Liability Company

Dated                                 2010

Witness to the above signature:

25-28 North Wall Quay

Dublin 1

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COMPANIES ACTS, 1963 TO 2009

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

THE NIELSEN COMPANY FINANCE (IRELAND) LIMITED

INTERPRETATION

Table A:

1.	The regulations in Table A in the First Schedule to the 1963 Act will not apply to the Company.

Definitions:

2.	In these Articles, unless the context otherwise requires:

the 1963 Act means the Companies Act, 1963;

the 1983 Act means the Companies (Amendment) Act, 1983;

the 1990 Act means the Companies Act, 1990

the Acts means the Companies Acts, 1963 to 2009;

these Articles means these articles of association as originally framed or as from time to time altered by special resolution, and reference to an “Article” will be construed accordingly;

the Auditors means the auditors or auditor for the time being of the Company;

the Chairman means the person (if any) for the time being holding such office having been appointed thereto under the terms of these Articles;

Class Meeting means a separate general meeting of the holders of a particular class of shares;

Committee means a committee to which the Directors have delegated powers pursuant to the provisions of these Articles;

the Company means the company whose name appears in the heading to these Articles;

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the Directors means the directors for the time being of the Company, or directors present at a meeting of directors, and reference to a “Director” will be construed accordingly;

Ireland means Ireland excluding Northern Ireland;

the Memorandum of Association means the memorandum of association for the time being of the Company;

Month means calendar month;

the Registered Office means the registered office for the time being of the Company;

the Seal means the common seal of the Company;

the Secretary means any person appointed to perform any of the duties of secretary of the Company and includes a deputy or assistant Secretary;

the Single-Member Company Regulations means the European Communities (Single-Member Private Limited Companies) Regulations, 1994; and

Year means calendar year.

Interpretation:

3.

3.1.	Expressions referring to writing will, unless the contrary intention appears, be construed as including references to printing, lithography, photography and any other modes of representing or reproducing words in visible form.

3.2.	Unless the contrary intention appears, words or expressions contained in these Articles will bear the same meaning as in the Acts.

3.3.	Unless the contrary is clearly stated, reference to any section of any of the Acts is to such section as same may be amended, extended or re-enacted (whether before or after the date hereof) from time to time.

3.4.	Reference to any legislation or document includes that legislation or document as amended or supplemented from time to time.

3.5.	Unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing the masculine include the feminine, and words importing persons include corporations.

3.6.	Headings are inserted for convenience only and do not affect the construction of these Articles.

PRIVATE COMPANY

4.	The Company is a private company and accordingly:

4.1.	The right to transfer shares is restricted in the manner hereinafter prescribed;

4.2.

The number of members of the Company (exclusive of persons who are in the employment of the Company and of persons who, having been formerly in the employment of the Company, were while in such employment, and have continued after the determination of such employment to be, members of the

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Company) is limited to fifty, so, however, that where two or more persons hold one or more shares in the Company jointly, they shall, for the purpose of this Article, be treated as a single member;

4.3.	Any invitation or offer to the public to subscribe for any shares or debentures of the Company is prohibited; and

4.4.	The Company will not have power to issue share warrants to bearer.

SHARE CAPITAL AND VARIATION OF RIGHTS

Capital Structure:

5.	The capital of the Company is US$100,000,000,000 divided into 100,000,000,000 shares of US$1.00 each.

Classes of shares:

6.	If at any time the share capital is divided into different classes of shares, the rights attached to any class may, whether or not the Company is being wound up, be varied or abrogated with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of a special resolution passed at a Class Meeting of the holders of the shares of the class. The provisions of these Articles relating to general meetings will apply to every such Class Meeting, but so that the necessary quorum at any such meeting other than an adjourned meeting will be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class in question and, at an adjourned meeting, one person holding shares of the class in question or his proxy. Any holder of shares of the class in question present in person or by proxy may demand a poll.

7.	The rights conferred upon the holders of the shares of any class issued with preferred or other rights will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Directors’ Authority to Allot Shares:

8.	Subject to the provisions of these Articles relating to new shares, the shares will be at the disposal of the Directors, and they may (subject to the provisions of the Acts and these Articles) allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its shareholders, but so that no share will be issued at a discount except in accordance with the provisions of the Acts.

9.	Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by ordinary resolution determine.

10.	The Directors are generally and unconditionally authorised to exercise all powers of the Company to allot relevant securities (as defined for the purposes of section 20 of the 1983 Act) up to an amount equal to the authorised but as yet unissued share capital of the Company as at the date of adoption of these Articles, and such authority will expire five Years from that date save that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such offer or agreement as if the authority conferred hereby had not expired.

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11.	Section 23(1) of the 1983 Act is hereby excluded in its application in relation to all allotments by the Company of equity securities as defined for the purposes of that section.

Purchase of Own Shares:

12.	Subject to and in accordance with the provisions of the Acts, the Company may purchase its own shares (including any redeemable shares).

Financial Assistance:

13.	The Company may give any form of financial assistance which is permitted by the Acts for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company or in the Company’s holding Company.

No Trusts Recognised:

14.	Except as required by law, no person will be recognised by the Company as holding any share upon any trust, and the Company will not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder. This will not preclude the Company from requiring the members or a transferee of shares to furnish the Company with information as to the beneficial ownership of any share when such information is reasonably required by the Company.

Share certificates:

15.	Every person whose name is entered as a member in the register of members will be entitled without payment to receive within two Months after allotment or lodgement of a transfer (or within such other period as the terms of the issue provide) one certificate for all his shares of any one class. If any member surrenders for cancellation a share certificate representing shares held by him and requests the Company to issue in lieu two or more share certificates representing such shares in such proportions as he specifies, the Directors may, if they think fit, comply with such request. Where a member transfers part only of the shares comprised in a certificate, the old certificate shall be cancelled and a new certificate, for the balance of such shares, issued in lieu without charge. Every certificate shall be issued under the Seal. Every certificate shall specify the shares to which it relates and the amount paid up thereon; provided that the Company will not be bound to register more than four persons as the joint holders of any shares (except in the case of executors or trustees of a deceased member) and, in the case of a share held jointly by several persons, the Company will not be bound to issue more than one certificate therefor, and delivery of a certificate to one of such persons will be sufficient delivery to all.

16.	If a share certificate is defaced, lost or destroyed, a new certificate may be issued in lieu thereof on such terms (if any) as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in investigating evidence as the Directors think fit.

LIEN

17.	The Company will have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether immediately payable or not) called or payable at a fixed time in respect of that share, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a share will extend to all dividends payable thereon.

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18.	The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale will be made unless a sum in respect of which the lien exists is immediately payable, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is immediately payable, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of his death or bankruptcy. To give effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he will not be bound to see to the application of the purchase money, nor will his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale. The proceeds of the sale will be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is immediately payable, and the residue, if any, shall (subject to a like lien for sums not immediately payable as existed upon the share before the sale) be paid to the person entitled to the shares at the date of the sale.

CALLS ON SHARES

19.	The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times, provided that no call will exceed a quarter of the nominal value of the share or be payable at less than one Month from the date fixed for the payment of the last preceding call, and each member shall (subject to receiving at least 14 days’ notice specifying the time or times and place of payment) pay to the Company at any time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Directors may determine.

20.	A call will be deemed to have been made at the time when the resolution of the Directors authorising the call was passed, and may be required to be paid by instalments. The joint holders of a share will be jointly and severally liable to pay all calls in respect thereof. Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, will, for the purposes of these Articles, be deemed to be a call duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise, will apply as if such sum had become payable by virtue of a call duly made and notified. The Directors may, in the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

TRANSFER OF SHARES

Form of transfer:

21.	Subject to the restrictions of these Articles, any member may transfer all or any of his shares by instrument in writing in any usual or common form or any other form which the Directors may approve.

22.	The instrument of transfer of any share shall be executed by or on behalf of the transferor and, in the case of a share not fully paid, by or on behalf of the transferee, and the transferor will be deemed to remain the holder of the share until the name of the transferee is entered in the register of members in respect thereof.

Directors may decline to register:

23.	The Directors may, in their absolute discretion and without assigning any reason therefor, decline to register any transfer of any share, whether or not it is a fully paid share. The Directors may also decline to recognise any instrument of transfer unless:

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23.1.	The instrument of transfer is accompanied by the certificate of the shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer; and

23.2.	The instrument of transfer is in respect of one class of share only.

If the Directors decline to register a transfer they shall, within two Months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

TRANSMISSION OF SHARES

Recognition of successor following death:

24.	In the case of the death of a member, the survivor or survivors where the deceased was a joint holder, and the personal representatives of the deceased where he was a sole holder, will be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained will release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

Right to be registered or to transfer:

25.	Any person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors will, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his death or bankruptcy or other event, as the case may be.

26.	If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have another person registered, he shall testify his election by executing in favour of that person a transfer of the share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares will be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member or other event had not occurred and the notice or transfer were a transfer signed by that member.

Successor’s rights as a member:

27.	A person becoming entitled to a share by reason of the death or bankruptcy of the holder or otherwise by operation of law will be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he will not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; so, however, that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within 90 days, the Directors may thereupon withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

FORFEITURE OF SHARES

28.	If a member fails to pay any call or instalment of a call on the day appointed therefore, the Directors may, at any time thereafter during such time as any part of the call or

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instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid. The notice shall name a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or before which the payment required by the notice is to be made and shall state that, in the event of nonpayment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

29.	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit. A person whose shares have been forfeited will cease to be a member in respect of the forfeited shares, but will, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by him to the Company in respect of the shares, but his liability will cease if and when the Company receives payment in full of all such monies in respect of the shares.

30.	A statutory declaration that the declarant is a Director or the Secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, will be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he will thereupon be registered as the holder of the share, and will not be bound to see to the application of the purchase money, if any, nor will his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

31.	The provisions of these Articles as to forfeiture will apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

ALTERATION OF CAPITAL

32.	The Company may from time to time by ordinary resolution:

32.1.	increase the share capital by such sum, to be divided into shares of such amount, as the resolution prescribes;

32.2.	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

32.3.	subdivide its existing shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association subject, nevertheless, to section 68(1)(d) of the 1963 Act; or

32.4.	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and may by special resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with and subject to any incident authorised, and consent required, by law.

GENERAL MEETINGS

Annual general meetings:

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33.	Subject to the next following Article, the Company shall in each Year hold a general meeting as its annual general meeting in addition to any other meeting in that Year, and shall specify the meeting as such in the notice calling it, and not more than 15 Months shall elapse between the date of one annual general meeting and that of the next. However, so long as the Company holds its first annual general meeting within 18 Months of its incorporation, it need not hold it in the Year of its incorporation or in the Year following. Subject as aforesaid, annual general meetings will be held at such times as the Directors appoint.

34.	The first annual general meeting of the Company may be held in or outside Ireland. Subsequent annual general meetings shall be held in Ireland unless in respect of any particular meeting either all the members entitled to attend and vote at such meeting consent in writing to its being held elsewhere or a resolution providing that it be held elsewhere has been passed at the preceding annual general meeting. Subject as aforesaid, annual general meetings will be held at such locations as the Directors appoint.

Extraordinary general meetings:

35.	All general meetings other than annual general meetings will be called extraordinary general meetings.

36.	The Directors may, whenever they think fit, convene an extraordinary general meeting, and extraordinary general meetings shall also be convened on such requisition by members, or in default may be convened by such requisitionists, as is provided by section 132 of the 1963 Act. An extraordinary general meeting may also be requisitioned by the auditors under the circumstances described in section 186 of the 1990 Act. If at any time there are not sufficient Directors capable of acting to form a quorum, any Director or any two members of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

NOTICE OF GENERAL MEETINGS

37.	Subject to sections 133 and 141 of the 1963 Act, an annual general meeting and a meeting called for the passing of a special resolution shall be called by 21 days’ notice in writing at the least, and a general meeting (other than an annual general meeting or a meeting for the passing of a special resolution) shall be called by seven days’ notice in writing at the least. The notice will be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the day, the place and the hour of the meeting and, in the case of special business, the general nature of that business and shall be given in manner authorised by these Articles to such persons as are under these Articles entitled to receive such notices from the Company.

38.	A general meeting, notwithstanding that it has been called by a shorter notice than that specified in the last preceding Article, will be deemed to have been duly called if it is so agreed:

38.1.	In the case of a general meeting for the purpose only of passing one or more special resolutions, by a majority in number of the members having a right to attend and vote thereat, being a majority together holding not less than 90% in nominal value of the shares giving that right; or

38.2.	In the case of any other general meeting, by the auditors and by all the members entitled to attend and vote thereat.

39.	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice will not invalidate the proceedings at the meeting.

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PROCEEDINGS AT GENERAL MEETINGS

Chairman:

40.	The chairman, if any, shall preside as chairman at every general meeting of the Company, but, where there is no chairman or the chairman is not present and willing to Act, the Directors present shall elect one of their number to be chairman of the meeting; but if no Director is willing to Act as chairman or if no Director is present, the members present shall choose one of their number to be chairman of the meeting.

Special business:

41.	All business will be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting with the exception of declaring a dividend, the consideration of the accounts, balance sheets and reports of the Directors and auditors, the election of Directors in the place of those retiring (whether by rotation or otherwise), the fixing of the remuneration of the Directors, the re-appointment of the retiring auditors and the fixing of the remuneration of the auditors.

Quorum:

42.	No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business; two members present in person or by proxy and entitled to vote on the business to be transacted will be a quorum.

43.	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, will be dissolved; in any other case it will stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the member or members present will be a quorum.

Proxies:

44.	Votes may be given either personally or by proxy. A proxy may attend the general meeting to which the appointment relates and, in the absence of his appointer, may speak and vote thereat on such appointer’s behalf.

45.	The instrument appointing a proxy shall be in any usual or common form and in writing under the hand of the appointer or of his attorney duly authorised in writing, or, if the appointer is a body corporate, either under Seal or under the hand of an officer or attorney duly authorised. A proxy need not be a member of the Company.

46.	The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of that power or authority, shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, before the commencement of the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or, in the case of a poll, before the commencement of the taking of the poll, and, in default, the instrument of proxy shall not be treated as valid; provided that

46.1.

In the case of a meeting which is adjourned to, or a poll which is to be taken on, a date which is less than seven days after the date of the meeting which was adjourned or at which the poll was demanded, it will be sufficient if the

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instrument of proxy and any such authority and certification thereof as aforesaid is deposited as aforesaid at the commencement of the adjourned meeting or the taking of the poll; and

46.2.	An instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so deposited for the purposes of any meeting will not require to be deposited again for the purposes of any subsequent meeting to which it relates.

47.	The deposit of an instrument of proxy in respect of a meeting will not preclude a member from attending and voting at the meeting or at any adjournment thereof. The instrument appointing a proxy will be valid, unless the contrary is stated therein, as well for any adjournment of the meeting as for the meeting to which it relates.

48.	The instrument appointing a proxy will be deemed to confer authority to demand a poll.

49.	A vote given in accordance with the terms of an instrument of proxy will be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy is given, if no intimation in writing of such death, insanity, revocation or transfer as aforesaid is received by the Company at the Registered Office before the commencement of the meeting or adjourned meeting at which the proxy is used or before the time appointed for the taking of a poll.

Adjournment:

50.	The chairman of the meeting may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it will not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

Voting:

51.	At a general meeting a resolution put to the vote of the meeting will be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:

51.1.	by the chairman of the meeting; or

51.2.	by any member or members present in person or by proxy at the meeting.

The demand for a poll may be withdrawn.

52.	Unless a poll is demanded as aforesaid, a declaration by the chairman of the meeting that a resolution has, on a show of hands, been carried or carried unanimously or by a particular majority or lost, and an entry to that effect in the book containing the minutes of the proceedings will be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

53.

A poll demanded on the election of a chairman of a meeting or on any question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either immediately or at such subsequent time (not being more than thirty days from the date of the meeting) and place as the chairman of the meeting may direct. No notice need be given of a poll not taken immediately. The demand for a poll will not prevent the continuance of the meeting for the transaction of any business other than

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the question on which the poll has been demanded.

54.	Except as provided in the last preceding Article, if a poll is duly demanded it shall be taken in such manner as the chairman of the meeting directs, and the result of the poll will be deemed to be the resolution of the meeting at which the poll was demanded.

55.	Where there is an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded will be entitled to a second or casting vote.

Amendment to a resolution:

56.	If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution will not be invalidated by any error in such ruling.

VOTES OF MEMBERS

Right to vote:

57.	Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member present in person and every proxy will have one vote, so, however, that no individual will have more than one vote, and on a poll every member will have one vote for each share of which he is the holder.

58.	Notwithstanding the last preceding Article, for so long as:

58.1.	the Company holds shares as treasury shares; or

58.2.	any subsidiary of the Company holds shares in the Company.

The Company or the subsidiary as the case may be shall not exercise any voting rights in respect of the shares.

Qualification of voters:

59.	Where there are joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority will be determined by the order in which the names stand in the register of members.

60.	A member of unsound mind, or in respect of whom an order has been made by any court of relevant jurisdiction, may vote, whether on a show of hands or on a poll and whether in person or by proxy by his Committee, receiver, guardian, or other person appointed by that court, if evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote is deposited at the Registered Office or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, before the commencement of the meeting or adjourned meeting at which the right to vote is to be exercised, and, in default, the right to vote will not be exercisable.

61.	No member will be entitled to vote at any general meeting unless all calls or other sums immediately payable by him in respect of shares in the Company have been paid.

62.	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting will be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision will be final and conclusive.

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BODIES CORPORATE ACTING BY REPRESENTATIVES AT MEETINGS

63.	Any body corporate which is a member of the Company may, by resolution of its Directors or other governing body, authorise such person as it thinks fit to Act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorised will be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual member of the Company.

RESOLUTIONS IN WRITING

64.	Subject to provisions of the Acts, a resolution in writing signed by all the members for the time being entitled to attend and vote on such resolution at a general meeting (or being bodies corporate by their duly authorised representatives) will be as valid and effective for all purposes as if the resolution had been passed at a general meeting of the Company duly convened and held and, if described as a special resolution, will be deemed to be a special resolution within the meaning of the Acts, and such resolution may consist of one document or two or more documents to the same effect each signed by one or more members.

SINGLE-MEMBER COMPANY

65.	If at any time the Company has only one member, that is to say that all the issued shares of the Company are registered in the name of a sole person (whether a natural person or a body corporate), it will be a single-member Company within the meaning of the single-member Company regulations. If and so long as the Company is a single-member Company, the following provisions will apply notwithstanding anything to the contrary in these Articles:

65.1.	Annual general meetings: The sole member may decide to dispense with the holding of annual general meetings. Such decision will be effective for the Year in which it is made and subsequent Years, but nevertheless the sole member or the auditors may require the holding of an annual general meeting in any such Year in accordance with the procedure laid down in the single-member Company regulations.

65.2.	Where a decision to dispense with the holding of annual general meetings is in force, the accounts and the Directors’ and auditors’ reports that would otherwise be laid before an annual general meeting shall be sent to the sole member as provided in the single-member Company regulations, and the provisions of the Acts with regard to the annual return and the accounts which apply by reference to the date of the annual general meeting will be construed as provided in the single-member Company regulations.

65.3.	Quorum at general meetings: The sole member, present in person or by proxy, is a sufficient quorum at a general meeting.

65.4.	Resolutions of shareholders: All matters requiring a resolution of the Company in general meeting (except the removal of the auditors from office) may be validly dealt with by a decision of the sole member. The sole member must provide the Company with a written record of any such decision or, if it is dealt with by a written resolution under Article 64, with a copy of that resolution, and the decision or resolution shall be recorded and retained by the Company.

65.5.

Contracts with sole member: Where the Company enters into a contract with the sole member which is not in the ordinary course of business and which is not in writing, and the sole member also represents the Company in the transaction (whether as a Director or otherwise), the Directors shall ensure that the terms of the contract are forthwith set out in a written memorandum or are

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recorded in the minutes of the next Directors’ meeting.

66.	If and whenever the Company becomes a single-member Company or ceases to be a single-member Company, it shall notify the registrar of Companies as provided in the single-member Company regulations.

DIRECTORS

No share qualification:

67.	A Director will not be required to hold any shares in the Company by way of qualification.

Directors’ right to attend general meetings:

68.	A Director who is not a member of the Company will nevertheless be entitled to receive notice of, attend and speak at any general meeting or Class Meeting.

Directors’ remuneration:

69.	The Directors’ fees shall from time to time be determined by the Company in general meeting. Such fees shall be divided among them as the Directors determine. All such fees will accrue from day to day and in the case of any Director will, unless and to the extent that the Directors otherwise determine, be independent of any remuneration to which he may be entitled in respect of any other office or appointment under the Company or any subsidiary of the Company. The Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of Directors or any Committee of the Directors or general meetings or in connection with the business of the Company.

70.	If any Director devotes to the business of the Company or any subsidiary of the Company either his whole time and attention or more of his time and attention than in the opinion of the Directors would usually be so devoted by a person holding such office, or undertakes or performs any duties or services other than those which, in the opinion of the Directors, would usually be undertaken or performed by a person holding such office, or is called upon to perform and performs extra services or makes any special exertions for any of the purposes of the Company or any subsidiary of the Company or serves on any Committee, then and in any of such cases the Directors may remunerate the Director concerned either by a fixed sum, annual or otherwise, or in such other manner (including, without limitation, the payment of or arrangement for the purpose of providing any pension or other retirement allowance or gratuity) as may be determined by the Directors and such remuneration may at the discretion of the Directors be either in addition to or in substitution for all or any part of any other remuneration to which such Director may be entitled under these Articles.

POWERS AND DUTIES OF DIRECTORS

General powers:

71.	The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the Acts or by these Articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any of these Articles, to the provisions of the Acts and to such directions, being not inconsistent with the aforesaid Articles or provisions, as may be given by the Company in general meeting; but no direction given by the Company in general meeting will invalidate any prior Act of the Directors which would have been valid if that direction had not been given.

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Powers to borrow and grant security:

72.	The Directors may exercise all powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and, subject to section 20 of the 1983 Act, to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

Power to appoint attorneys:

73.	The Directors may from time to time and at any time by power of attorney appoint any Company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

Power to have Seal abroad:

74.	The Company may exercise the powers conferred by section 41 of the 1963 Act with regard to having an official Seal for use abroad, and such powers will be vested in the Directors.

Interests in contracts:

75.	A Director or shadow Director of the Company who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall comply with the provisions of section 194 of the 1963 Act and those of the same section (in the case of a shadow Director, as applied by section 27 of the 1990 Act) with regard to the disclosure of such interest by declaration.

Directors’ contracts:

76.	No contract will be entered into by the Company for the employment of, or the provision of services by, a Director or a Director of a holding Company of the Company containing a term to which section 28 of the 1990 Act applies without obtaining the approval provided for in that section.

Directors’ other interests:

77.	A Director may be or become a Director or other officer of, or otherwise interested in, any Company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director will be accountable to the Company for any remuneration or other benefits received by him as a Director or officer of, or from his interests in, such other Company unless the Company otherwise directs.

78.	A Director may hold any other office or place of profit under the Company (other than the office of auditors) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine, and no Director or intending Director will be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor will any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested be liable to be avoided, nor will any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

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79.	Any Director may Act by himself or his firm in a professional capacity for the Company, and he or his firm will be entitled to remuneration for professional services as if he were not a Director; but nothing herein contained will authorise a Director or his firm to Act as auditors.

80.	A Director may vote in respect of any contract, appointment or arrangement in which he is interested, and he will be counted in the quorum present at the meeting.

Cheques etc:

81.	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors determine from time to time by resolution.

Shares in other Companies:

82.	The Directors may exercise the voting powers conferred by the shares of any other Company held or owned by the Company in such manner in all respects as they think fit, and in particular they may exercise the voting powers in favour of any resolution appointing the Directors or any of them as Directors or officers of such other Company or providing for the payment of remuneration or pensions to the Directors or officers of such other Company. Any Director may vote in favour of the exercise of such voting rights, notwithstanding that he may be or may be about to become a Director or officer of such other Company, and as such or in any other manner is or may be interested in the exercise of such voting rights in manner aforesaid.

Pensions etc:

83.	The Directors may provide benefits, whether by way of pensions, gratuities or otherwise, for any Director, former Director or other officer or former officer of the Company or to any person who holds or has held any employment with the Company or with any body corporate which is or has been a subsidiary or associated Company of the Company or a predecessor in business of the Company or of any such subsidiary or associated Company and to any member of his family or any person who is or was dependent on him, and may set up, establish, support, alter, maintain and continue any scheme for providing all or any such benefits, and for such purposes any Director may be, become or remain a member of, or rejoin, any scheme, and receive or retain for his own benefit all benefits to which he may be or become entitled thereunder. The Directors may pay out of the funds of the Company any premiums, contributions or sums payable by the Company under the provisions of any such scheme in respect of any of the persons or class of persons above referred to who are or may be or become members thereof.

Minutes:

84.	The Directors shall cause minutes to be made in books provided for the purpose:

84.1.	of all appointments of officers made by the Directors;

84.2.	of the names of the Directors present at each meeting of the Directors and of any Committee; and

84.3.	of all resolutions and proceedings at all meetings of the Company and of the Directors and of Committees.

DISQUALIFICATION OF DIRECTORS

85.	The office of Director will be ipso facto vacated if the Director:

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85.1.	is adjudged bankrupt or makes any arrangement or composition with his creditors generally;

85.2.	becomes prohibited from being a Director by reason of any declaration or order made under section 184 of the 1963 Act or section 150 or 160 of the 1990 Act or by reason of any other provision of the law;

85.3.	(not being a Director holding for a fixed term an executive office in his capacity as a Director) resigns his office by notice in writing to the Company;

85.4.	is convicted of an indictable offence unless the Directors otherwise determine;

85.5.	is for more than six Months absent without permission of the Directors from meetings of the Directors held during that period and his alternate (if any) has not during such period attended in his place, and the Directors pass a resolution that by reason of such absence he has vacated office;

85.6.	is removed from the office of Director pursuant to section 182 of the 1963 Act;

85.7.	is removed from office by notice in writing served upon him signed by a majority of his co-Directors stating that in their opinion he has become incapable by reason of mental disorder of discharging his duties as a Director; or

85.8.	is removed from office by notice in writing served upon him signed by all of his co-Directors.

APPOINTMENT OF DIRECTORS

Co-option:

86.	The Directors will have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors.

Statutory removal and replacement:

87.	The Company may, by ordinary resolution of which extended notice has been given in accordance with section 142 of the 1963 Act if required by that section, remove any Director before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director. Such removal will be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

88.	The Company may, by ordinary resolution, appoint another person in place of a Director removed from office under the last preceding Article and, without prejudice to the powers of the Directors to appoint any person to be a Director, may appoint any person to be a Director either to fill a casual vacancy or as an additional Director.

PROCEEDINGS OF DIRECTORS

Notice of meetings:

89.	The chairman may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors. Any Director may waive notice of any meeting, and any such waiver may be retrospective. If the Directors so resolve, it will not be necessary to give notice of a meeting of Directors to a Director or alternate Director who, being a resident of Ireland, is for the time being absent from Ireland.

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90.	Notice of a meeting of the Directors will be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent to him in writing by delivery, post, telecopier, telex, electronic mail or any other means of communication approved by the Directors at his last-known address or any other address given by him to the Company for the purpose.

Regulation of meetings:

91.	The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit.

92.	The chairman, if any, shall preside as chairman at every meeting of Directors, but if there is no chairman or the chairman is not present and willing to Act, the Directors present may choose one of their number to be chairman of that meeting.

93.	The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed will be two.

Voting:

94.	Questions arising at any meeting will be decided by a majority of votes. Where there is an equality of votes, the chairman of the meeting will have a second or casting vote.

95.	Subject as hereinafter provided, each Director present and voting will have one vote, and, in addition to his own vote, will be entitled to vote on behalf of any Directors not present at the meeting who have authorised him in respect of such meeting to vote for them in their absence. Any such authority may relate generally to all meetings of the Directors or to any specified meeting or meetings and shall be effected by notice in writing given under the hand of the Director giving the authority, and shall be delivered to the Secretary prior to, or shall be produced at, the first meeting at which a vote is cast pursuant thereto; provided that no Director will be entitled to vote at a meeting on behalf of another Director pursuant to this Article if the other Director has appointed an alternate and that alternate is present at the meeting.

Less than minimum number of Directors:

96.	If at any time the number of Directors holding office falls below two (or any greater number fixed by these Articles as the minimum number of Directors), the Director or Directors holding office may Act for the purpose of appointing one or more additional Directors so as to increase the number to two (or such greater minimum number as aforesaid) or summoning a general meeting of the Company for such purpose, but may not Act for any other purpose.

COMMITTEES

97.	The Directors may delegate any of their powers to Committees as they think fit; any Committee may consist of one or more Directors, and the Directors will be entitled to appoint such other person or persons as they consider expedient to a Committee, and to fix the remuneration of any such person; provided that a majority of the members of a Committee shall at all times be Directors and that no resolution of a Committee will be effective unless a majority of the members of the Committee (or their alternates) present at the meeting at which it was passed are Directors (or their alternates).

98.	Any Committee shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Directors. Subject to any such regulations, the proceedings of a Committee with two or more members will be governed by the provisions of these Articles regulating the meetings and proceedings of Directors so far as they are capable of applying.

99.	A Committee may elect a chairman of its meetings. If no chairman is elected, or if at

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any meeting the chairman is not present, the members may choose one of their number to be chairman of the meeting. A Committee may meet and adjourn as it thinks proper. Questions arising at any meeting will be determined by a majority of votes of the members present and, where there is an equality of votes, the chairman of the meeting will have a second or casting vote.

100.	All Acts done by any meeting of the Directors or of a Committee or by any person acting as a Director or a member of a Committee will, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified or that Directors were not in the majority as hereinbefore referred to, be as valid as if every person had been duly appointed and qualified and the necessary majority existed and was present.

RESOLUTIONS OF DIRECTORS AND COMMITTEES AT ELECTRONIC MEETINGS

101.

101.1.	All or any of the Directors, or of the members of a Committee, can take part in a meeting of the Directors, or of a Committee as the case may be, by the use of conference telephone, video-conferencing or other telecommunications equipment designed to allow all persons participating to hear each other speak (an Electronic Meeting).

101.2.	A person taking part in this way will be counted as being present at the meeting, and an Electronic Meeting will be considered to be a meeting of Directors, or of a Committee as the case may be, for the purpose of passing resolutions but not for doing any other act or thing which, under specific requirements of the Acts, must be done at a meeting of Directors.

101.3.	The provisions of these regulations, in so far as they relate to the summoning of meetings of Directors or of Committees, the appointment and powers of a chairman, the transaction of business, alternates, quorum, voting, adjournment and the keeping of minutes, will apply to an Electronic Meeting as if it were a meeting of Directors, or of a Committee as the case may be, at which all those taking part were in the physical presence of each other.

RESOLUTIONS OF DIRECTORS AND COMMITTEES IN WRITING

102.	A resolution in writing signed by each Director (or his alternate) will be as valid as if it had been passed at a meeting of the Directors duly convened and held. A resolution in writing signed by each member of a Committee (or, in the case of a Director, his alternate) will be as valid as if it had been passed at a meeting of that Committee duly convened and held. Such a resolution may consist of one document or two or more documents to the same effect each signed by one or more of the signatories.

CHAIRMAN

103.	The Directors may from time to time elect a chairman from amongst their own number on such terms as to remuneration and otherwise and for such period as the Directors think fit but any chairman may be removed from office by the Directors before the expiry of such period.

EXECUTIVE DIRECTORS

104.

The Directors may from time to time appoint one or more of themselves to be managing Director or any other category of executive Director for such period and on such terms as to remuneration and otherwise as they think fit, and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment.

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The Directors may entrust to and confer upon any executive Director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

ALTERNATE DIRECTORS

105.	Any Director may appoint by writing under his hand any person (including another Director) to be his alternate, provided always that no such appointment of a person other than a Director as an alternate will be operative unless and until such appointment is approved by resolution of the Directors. An alternate will be entitled, subject to his giving to the Company an address to receive notices of all meetings of the Directors and of all meetings of Committees of which his appointer is a member, to receive notice of and attend and vote at any such meeting at which the Director appointing him is not personally present and in the absence of his appointer to exercise all the powers, rights, duties and authorities of his appointer as a Director (other than the right to appoint an alternate hereunder).

106.	A person may Act as alternate for more than one Director, and while he is so acting will be entitled to a separate vote for each Director he is representing and, if he is himself a Director, his vote or votes as an alternate will be in addition to his own vote. An alternate will be counted for the purpose of reckoning whether a quorum is present at any meeting attended by him at which he is entitled to vote, but where he is himself a Director or is the alternate of more than one Director he will only be counted once for such purpose. Save as otherwise provided in these Articles, an alternate will be deemed for all purposes to be a Director and will alone be responsible for his own Acts and defaults and he will not be deemed to be the agent of his appointer. The remuneration of an alternate will be payable out of the remuneration paid to his appointer and will consist of such portion of the last-mentioned remuneration as may be agreed between the alternate and his appointer.

107.	A Director may revoke at any time the appointment of any alternate appointed by him. If a Director dies or ceases to hold the office of Director the appointment of his alternate will thereupon ipso facto terminate, but if a Director retires but is re-appointed or deemed to have been re-appointed at the meeting at which he retires, any appointment of an alternate made by him which was in force immediately prior to his retirement will continue after his re-appointment.

108.	Any appointment or revocation by a Director shall be effected by notice in writing given under his hand to the Secretary or deposited at the Registered Office, or in any other manner approved by the Directors.

SECRETARY

109.	The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit, and any Secretary so appointed may be removed by them.

110.	A provision of the Acts or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.

SEAL

111.	The Seal shall be used only by the authority of the Directors or a Committee authorised by the Directors in that behalf, and every instrument to which the Seal is affixed shall be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Directors for the purpose. An alternate Director who is not also a Director will be entitled to sign or countersign an instrument to which the Seal is affixed as if he were the Director who appointed him.

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DIVIDENDS AND RESERVES

Right to pay dividends:

112.	The Company in general meeting may declare dividends, but no dividend may exceed the amount recommended by the Directors. The Directors may from time to time pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company. No dividend or interim dividend may be paid otherwise than in accordance with the provisions of the Acts.

Dividends in kind:

113.	Any general meeting declaring a dividend or bonus may by ordinary resolution direct payment of such dividend or bonus wholly or partly by the distribution of specific assets instead of cash, and the Directors shall give effect to such resolution. The value of the specific assets allocated to the respective members of a particular class will be as nearly as possible (in the opinion of the members as expressed in the said ordinary resolution or, if no such opinion is expressed, in the opinion of the Directors) proportionate to the entitlements to dividends conferred on them by the shares of that class held by them respectively.

Scrip dividends:

114.	The Directors may, if authorised by an ordinary resolution of the Company, offer any members the right to elect to receive shares, credited as fully paid, instead of cash in respect of the whole or some particular part of any dividend specified by the ordinary resolution. The following provisions will apply:

114.1.	The entitlement of each member to new shares will be such that the relevant value of the entitlement will be as nearly as possible (in the opinion of the members as expressed in the said ordinary resolution or, if no such opinion is expressed, in the opinion of the Directors) equal to the cash amount (disregarding any tax credit) of the dividend that such member elects to forego.

114.2.	The Directors shall notify the members in writing of the right of election offered to them, and specify the procedure to be followed and place at which, and the latest time by which, elections must be lodged in order to be effective. Any election by a member will be binding on every successor in title to the shares in respect of which the election is made.

114.3.	The Directors shall not proceed with any election unless the Company has sufficient unissued shares authorised for issue and sufficient reserves or funds that may be capitalised to give effect to it.

114.4.	The Directors may exclude from any offer any members where the Directors believe that the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them.

114.5.

The dividend (or that part of the dividend in respect of which a right of election has been offered) will not be payable on shares in respect of which an election has been made (“the elected shares”) and instead additional shares shall be allotted to the holders of the elected shares on the basis of allotment calculated as stated. For such purpose the Directors shall capitalise, out of any amount for the time being standing to the credit of any reserve or fund including the profit and loss account (whether or not the same is available for distribution) as the Directors may determine, a sum equal to the aggregate nominal amount of the additional shares to be allotted on that basis and apply it in paying up in full

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the appropriate number of unissued shares for allotment and distribution to the holders of the elected shares on that basis and the provisions of these Articles in relation to capitalisation issues will apply mutatis mutandis to any capitalisation made pursuant to this Article.

114.6.	The additional shares when allotted will rank pari passu in all respects with any fully-paid shares of the same class then in issue except that they will not be entitled to participate in the relevant dividend.

Miscellaneous provisions as to dividends:

115.	Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited are paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on a share in advance of calls will be treated for the purposes of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it will rank for dividend as from a particular date, such share will rank for dividend accordingly.

116.	The Directors may deduct from any dividend payable to any member all sums of money (if any) immediately payable by him to the Company on account of calls or otherwise in relation to the shares of the Company. No dividend will bear interest against the Company.

117.	Any dividend, interest or other monies payable in cash in respect of any shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder, or, where they are joint holders, to the registered address of that one of the joint holders who is first-named on the register of members or to such persons and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses or other monies payable in respect of the shares held by them as joint holders.

Reserves:

118.	The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as reserves which will, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied and, pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Directors may lawfully determine. The Directors may divide the reserves into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserves may have been divided as they may lawfully determine. Any sum which the Directors may carry to reserves out of the unrealised profits of the Company shall not be mixed with any reserves to which profits available for distribution have been carried. The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to divide.

ACCOUNTS

119.	The Company will comply with the provisions of the Acts and all other relevant legislation with regard to accounts.

CAPITALISATION OF PROFITS

120.	The Company in general meeting may upon the recommendation of the Directors

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resolve that any sum available for distribution as dividend which is for the time being standing to the credit of the Company’s reserves or profit and loss account, or any sum for the time being standing to the credit of any capital redemption reserve fund or share premium account, be capitalised and applied on behalf of the members who would have been entitled to receive the same if the same had been distributed by way of dividend, and in the same proportions, either in or towards paying up amounts for the time being unpaid on any shares held by them respectively or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to the sum capitalised (such shares or debentures to be allotted and distributed credited as fully paid up to and amongst such members in the proportions aforesaid) or partly in one way and partly in the other, so however, that the only purpose for which sums standing to the credit of the capital redemption reserve fund or the share premium account shall be applied shall be those permitted by section 62 of the 1963 Act or section 207 of the 1990 Act.

121.	The Company in general meeting may upon the recommendation of the Directors resolve that any sum not available for distribution as dividend for the time being standing to the credit of the Company’s reserves or profit and loss account be capitalised and applied on behalf of the members who would have been entitled to receive the same if the same had been distributable and had been distributed by way of dividend, and in the same proportions, in paying up in full unissued shares of the Company of a nominal amount equal to the sum capitalised (such shares to be allotted and distributed credited as fully paid up to and amongst such members in the proportions aforesaid).

122.	Whenever a resolution is passed pursuant to either of the last two preceding Articles, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all Acts and things required to give effect thereto with full power to the Directors to make such provision as they think fit for the case of shares or debentures becoming distributable in fractions (and in particular, without prejudice to the generality of the foregoing, to sell the shares or debentures represented by such fractions and distribute the net proceeds of such sale amongst the members otherwise entitled to such fractions in due proportions) and also to authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively credited as fully paid up of any further shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares, and any agreement made under such authority will be effective and binding on all such members.

AUDITORS

123.	The auditors will be appointed and removed and their rights and duties regulated in accordance with the Acts. The auditors will be entitled to attend any general meeting and to receive all notices of, and other communications relating to, any general meeting which any member is entitled to receive, and to be heard on any part of the business which concerns them as auditors.

NOTICES

124.	A notice to be given by the Company to any person entitled to receive it (the addressee) shall be in writing and may be given to the addressee personally, delivered or posted (properly addressed and prepaid) to his registered address or transmitted by telecopier to any telecopier number which the addressee may have furnished to the Company for the purpose. A notice given in a manner referred to in this Article will be deemed to given as follows:

124.1.	if given to the addressee personally or delivered, when so given or delivered;

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124.2.	if posted, in the case of the notice of a meeting, 24 hours after posting or, in any other case, at the time at which the letter would be delivered in the ordinary course of post; or

124.3.	if transmitted by telecopier, when so transmitted provided the correct code or telecopier number is received on the transmission report.

125.	A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first-named in the register of members in respect of the share. A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to them by name or by the title of personal representatives of the deceased, or official assignee in bankruptcy, or by any like description, at the address supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

126.	Notice of every general meeting shall be given in any manner hereinbefore authorised to:

126.1.	every member;

126.2.	every person upon whom the ownership of a share devolves by reason of his being a personal representative or the official assignee in bankruptcy of a member, where the member but for his death or bankruptcy would be entitled to receive notice of the meeting;

126.3.	every Director; and

126.4.	the Auditors.

127.	A member present at a general meeting or Class Meeting in person or by proxy will be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

WINDING UP

128.	If the Company is wound up (whether the liquidation is voluntary, under supervision, by the court or otherwise), the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Acts, divide among the members in specie or kind the whole or any part of the assets of the Company (whether they consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division will be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, thinks fit, but so that no member will be compelled to accept shares or other securities whereon there is any liability.

MISCELLANEOUS

Inspection and secrecy:

129.

The Directors shall determine from time to time whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them will be open to the inspection of members who are not Directors, and no member who is not a Director will have any right of inspecting any account or book or document of the Company except as conferred by the Acts or authorised by the Directors or by the Company in general meeting. No member will be

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entitled to require discovery of any information respecting any detail of the Company’s assets, rights or trading, or any matter which is or may be in the nature of a trade secret or otherwise confidential and which in the opinion of the Directors it would be inexpedient in the interests of the members of the Company to communicate to the public.

Destruction of records:

130.	The Company will be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of six Years from the date of registration thereof, all notifications of change of address at any time after the expiration of two Years from the date of recording thereof and all share certificates and dividend mandates which have been cancelled or ceased to have effect at any time after the expiration of one Year from the date of such cancellation or cessation. It will be presumed conclusively in favour of the Company that every entry in the register of members purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made, that every instrument duly and properly registered and every share certificate so destroyed was a valid and effective document duly and properly cancelled, and that every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company; provided always that:

130.1.	the provisions aforesaid will apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

130.2.	nothing herein contained will be construed as imposing upon the Company any liability in respect of the destruction of any document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and

130.3.	references herein to a document include electronically-stored data, and references to the destruction of any document include references to the disposal thereof in any manner.

Indemnity:

131.	Subject to the Acts, every Director, managing Director, Secretary and other officer for the time being of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in defending any proceedings, whether civil or criminal, in relation to his Acts while acting in such office, in which judgment is given in his favour or in which he is acquitted, or in connection with any application under section 391 of the 1963 Act in which relief is granted to him by the court.

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Name, address and description of subscriber

Goodbody Subscriber One Limited

25-28 North Wall Quay

IFSC

Dublin 1

Limited Liability Company

Dated                                 2010

Witness to the above signatures:

25-28 North Wall Quay

Dublin 1

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